ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into this 8th day of August 1996, by and among XATA Corporation, a Minnesota corporation (the "Buyer"), and UCG Acquisition Corp., a Maryland corporation (the "Seller").

                              W I T N E S S E T H :

         WHEREAS, Seller has entered into an agreement (the "Merger Agreement") whereby it will acquire from Computer Petroleum Corporation ("CPC") the business known as Payne & Associates (the "Business"); and

         WHEREAS, Buyer desires to buy and assume, and the Seller is willing to sell and assign the Business, including substantially all of the assets, rights and certain liabilities of the Business, free and clear of all liens, claims and encumbrances whatsoever, for the purchase price and on the terms and conditions set forth herein.

         NOW, THEREFORE, in order to consummate the transaction set forth above and in consideration of the mutual covenants, representations and warranties herein contained, and subject to the conditions herein contained, the parties hereto agree as follows:

         1. Agreement to Purchase and Sell Assets. On the Closing Date (as hereinafter defined), Buyer agrees to purchase from Seller and Seller agrees to sell, assign, transfer, convey and deliver, on the terms and subject to the conditions set forth in this Agreement, all of the assets (tangible and intangible), properties, rights, contracts, operations, and "good will" of the Business (but excluding the assets specifically identified as "Excluded Assets" in paragraph 2 hereof) as they exist as of the Closing Date. The assets (tangible and intangible), properties, contracts, rights, operations and good will to be purchased and sold pursuant to this Agreement (the "Assets") include, without limitation:

                  a. All equipment, fixtures, furnishings, personal property, computer hardware and software, trade fixtures, leasehold improvements, and other tangible personal property located in Peoria, Illinois, and owned or leased by Seller and used or useful in the operation of the Business and identified on Schedule 1(a) hereto (the "Equipment"), together with any manufacturer, vendor or installer warranties thereon;

                  b. All of the telephone numbers, advertisements, promotional materials, industry conference reservations or participations, responses to RFPs, and other marketing materials used in or developed for marketing in the Business;

                  c. All business records relating to the Business, including but not limited to accounts, customer lists, lists of suppliers, accounting records (including work papers related thereto), correspondence, files, research data, advertising data, contracts and other records and information necessary or desirable for Buyer to carry on the Business and after the Closing Date;

                  d. All of Seller's contract rights and benefits in and to all contracts, licenses, purchase orders, bids or proposals, contracts in progress, commitments, leases, and other agreements which relate to or arise from the Business (the "Contracts") described on Schedule 1(d) hereto;

                  e. All of Seller's inventory, including raw materials, work in process and finished goods, products under development (including all work papers and data related thereto) and other supplies used in the operation of the Business (the "Inventory");

                  f. All of Seller's accounts receivable, notes receivable and other rights to the payment of money arising out of the operation of the Business which remain uncollected on the Closing Date, whether or not evidenced by a writing or reflected on any financial statements delivered by the Seller to the Buyer (the "Receivables") as described on Schedule 1(f) hereto;

                  g. All proprietary computer software, source code, object code, and software program documentation and software designs, in computer readable and hard copy forms reasonably acceptable to the Buyer, including but not limited to those described on Schedule 1(g) hereto; and all copyright, patent, trademark, and tradename rights associated with such software and related services, as more fully described on Schedule 1(g) (the "Proprietary Products").

                  h. All good will of the Business as a going concern, including without limitation the name "Payne" (including derivatives thereof) and all rights to the use of the name;

                  i. Seller's right, title and interest in and to that portion of the real property and the improvements located thereon at 2404 West Nebraska, Peoria, Illinois 61604 pursuant to the terms and conditions of the lease attached hereto as Exhibit 1(i) (the "Lease");

                  j. Seller's right, title and interest in and to the Employment Agreement dated October 9, 1995 between CPC and Erik Anderson;

                  k. Seller's right, title and interest in the representations and indemnification covenant of Jason Payne in Section 3.3 and 9.1 of the Asset Purchase Agreement dated October 6, 1995 (the "1995 Asset Purchase Agreement") between CPC and Jason Payne; and

                  j. Rights of CPC under Section 1.2(f) of the 1995 Asset Purchase Agreement concerning the interest of Jason Payne in common stock of Globitrac, Inc.

         2. Excluded Assets. Notwithstanding anything contained in the Agreement to the contrary, Buyer will not purchase, and Seller will not sell, any of the following assets (the "Excluded Assets"):

                  a. All assets listed on Schedule 2(a) hereof.

                  b. Cash on hand.

                  c. Tax credits or refunds in respect of the Business.

         3. Purchase Price. The total purchase price (the "Purchase Price") for the Assets is as follows:

                  a. $2,240,000, by cash or certified check, or by wire transfer;

                  b. Assumption of the trade payables of the Business as of the Closing Date, which have been incurred in the normal course of business; and

                  c. Assumption of the debts, liabilities and obligations of Seller described in paragraph 7(a) hereof.

         4. Non-Compete Agreement. There shall be executed and delivered at Closing a confidentiality and non-competition agreement (the "Non-Compete Agreement") whereby:

                  a. William G. Leonard and Gary C. Thomas (the Chief Executive Officer and Chief Financial Officer, respectively, of CPC) and Jason Payne agree to not compete with Seller in any business of CPC other than the Business for a period of one year after the Closing Date;

                  b. Seller agrees to not compete with Buyer in the Business for a period of three years after the Closing Date;

                  c. Jason Payne, William G. Leonard and Gary C. Thomas agree not to compete with Buyer for a period of one year after termination of their employment with Buyer; and

                  d. The above-named parties agree to maintain the confidentiality of certain information of Seller and Buyer.

         Delivery of the Purchase Price, and the purchase of the Assets by Buyer, is expressly conditioned upon the concurrent delivery at Closing of the Non-Compete Agreement.

         5. Allocation of Purchase Price. The parties shall agree at Closing as to the content of IRS Form 8594 respecting allocation of the Purchase Price and Additional Consideration among the Assets.

         6. Closing. The closing of the transactions set forth herein (the "Closing") shall occur at the offices of Moss & Barnett, A Professional Association, not later than September 30, 1996 (the "Closing Date"), or at such other time and/or place as the parties hereto may agree.

         7. Limitation on Assumption of Liabilities. Seller shall transfer the Assets to Buyer on the Closing Date free and clear of all liens and encumbrances, and Buyer shall not, by virtue of its purchase of the Assets, assume or become responsible for any debts, liabilities or obligations of Seller, whether fixed, contingent, known, unknown or otherwise, except as specifically set forth in clause (a) of this paragraph 7.

                  a. On the Closing Date, Buyer shall assume and agree to perform and discharge the following debts, liabilities and obligations of Seller:

                           (i) All trade debts, liabilities and obligations of
                  the Business arising in the ordinary course of business and accrued or existing as of the Closing Date or which accrue and become performable on and after the Closing Date, all obligations of Seller under agreements, contracts, leases, licenses and other arrangements described in paragraph 1 hereof, and other liabilities of Seller to the extent such liabilities are expressly identified as assumed liabilities on any schedule to this Agreement;

                           (ii) All debts, liabilities and obligations of Seller
                  related to or arising out of the Lease on and after the Closing Date;

                           (iii) Obligations of Seller under the Employment
                  Agreement dated as of October 9, 1995 between CPC and Erik Anderson; and

                           (iv) Obligations assumed by CPC pursuant to Section
                  1.3 of the 1995 Asset Purchase Agreement consisting of (A) an agreement with Overnight Transportation, (B) an agreement with
                  J. J. Keller & Associates, and (C) agreements with Rockwell Transportation Electronics.

                  b. XATA expressly does not assume any obligations of Seller or CPC under (i) the Confidentiality and Non-Compete Agreement dated as of October 11, 1995, between CPC and Jason Payne or (ii) Section 2.1(d) of the 1995 Asset Purchase Agreement concerning "Deferred Payment" obligations to Jason Payne.

         8. Representations and Warranties of Seller. Seller represents and warrants as follows, provided that representations and warranties concerning the Business which relate to events or circumstances at or during a particular time are limited to the period from October 6, 1995 through the Closing:

                  a. Seller represents that Seller is a corporation, existing and in good standing under the laws of the State of Maryland, and has the requisite power and authority to carry on its business and enter into this Agreement.

                  b. Seller represents that at Closing, Seller will own all right, title and interest in and to the Assets to be delivered hereunder, free and clear of all liens, encumbrances, equities or claims.

                  c. Seller represents that except for completion of the transactions contemplated by the Merger Agreement and except as provided otherwise herein, all authorizations, approvals and consents necessary for the execution and delivery by the Seller of this Agreement and for the consummation by the Seller of the transaction contemplated hereby, have been given, and the Seller has full right, power and authority to execute, deliver and perform this Agreement.

                  d. Seller represents and warrants to Buyer that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not to the best knowledge of the Seller materially violate any law, rule or regulation or court or administrative order, or result in a material breach or violation of, or constitute a material default (or event which with notice or lapse of time, or both, would constitute a default) under any material agreement or instrument or any decree, judgment or order to which the Seller is a party or by which it or its properties may be bound.

                  e. Seller, to its best knowledge, represents and warrants to Buyer that the balance sheets of the Business as of December 31, 1995 and April 30, 1996, and the related statements of income and retained earnings for the one year and four-month period ended April 30, 1996 (the "Financial Statements") heretofore delivered to the Buyer present fairly the financial position of the Business at such dates and the results of operations of the Business for such periods in all material respects. To the best knowledge of Seller, all liabilities of the Business, actual or contingent, have been reported in the Financial Statements.

                  f. Seller, to its best knowledge, represents and warrants to Buyer that (i) all of the Contracts are valid and binding obligations of Seller and the other parties thereto (the "Contract Parties") in accordance with their respective terms and conditions, (ii) Seller and each of the Contract Parties are current in their performance and there are no material liabilities or adverse claims arising from any breach or default of any provisions of any such Contracts, (iii) true and complete copies of all of the Contracts and any amendments thereto have been made available to Buyer, and (iv) to the extent that Contracts are to be assigned to Buyer, all of such Contracts are assignable without the prior written consent of any Contract Parties, except as set forth on Schedule 8(f).

                  g. Seller, to its best knowledge, represents and warrants to Buyer that (i) as of the Closing Date, the Equipment, normal wear-and-tear and obsolescence excepted, is in good condition and working order, (ii) as of the Closing Date, Seller will have good and marketable title or good and marketable leasehold interest, as the case may be, free and clear of all claims, liens and encumbrances, to all such Equipment except as set forth on Schedule 8(g), and except for Equipment which may be sold or disposed of in the ordinary course of business, and (iii) all leased property, whether real or personal, used or useful in the Business is held under a valid and existing lease whether oral or written, and, to the best knowledge of the Seller, neither the Seller nor the lessor is in material default under any of such leases. To the extent that equipment and real property leases are to be assigned to Buyer, all of such leases are set forth on Schedule 8(g) and are assignable without the prior written consent of the lessor, except for the Lease and as otherwise noted on Schedule 8(g).

                  h. Seller, to its best knowledge, represents and warrants to Buyer that the Business is in compliance in all material respects with all federal, state and municipal laws, ordinances, rules and regulations relating to its properties and the operation or conduct of the Business.

                  i. Seller, to its best knowledge, represents and warrants to Buyer that all required federal, state and local tax returns concerning the Business have been filed and paid, or will be paid on or before the date that payment is due, and are correct and complete.

                  j. Seller, to its best knowledge, represents and warrants to Buyer that there are no material legal actions, suits or administrative or governmental proceedings existing or pending which affect the Business.

                  k. Seller, to its best knowledge, represents and warrants to Buyer that since April 30, 1996, (i) the Business has been operated in the normal course with due care to the preservation of the Business and its prospects, and (ii) the Business has not incurred any debt or liabilities, paid any obligations or liabilities, made any payments to Seller other than in the usual and ordinary course of business, and has not entered into any transactions other than in the usual and ordinary course of business.

                  l. Seller, to its best knowledge, represents and warrants to Buyer that Seller has not knowingly withheld from Buyer any material facts known to Seller and relating to the Business, including without limitation, information concerning its operations, financial condition or prospects and the development, maintenance, or customer satisfaction record with respect to the Proprietary Products.

                  m. Seller, to its best knowledge, represents and warrants to Buyer that there exists no default in the payment of any principal or interest on any indebtedness which is secured by the Assets of the Business.

                  n. Seller, to its best knowledge, represents and warrants to Buyer that the Receivables arose from bona fide transactions in the ordinary course of business and are not subject to any claim, defense or set-off. Except to the extent disclosed to Buyer, and to the best knowledge of Seller, all of the Receivables are collectable at the aggregate face amount of such Receivables in the normal course of business without cost to Buyer in the collection thereof. Seller will cooperate with and assist Buyer in the collection of such Receivables after the Closing.

                  o. Seller, to its best knowledge, represents and warrants to Buyer that the Assets to be transferred by Seller to Buyer at the Closing will include all assets, including intangible assets, properties, franchises, licenses, permits, and contracts that relate to, arise from, are used or held by or are necessary for the operation of the Business by the Buyer, except for the Excluded Assets.

                  p. Seller, to its best knowledge, represents and warrants to Buyer that no significant customer or account of the Business has indicated to Seller or that it intends to terminate or diminish its relationship with the Business or materially alter the volume of purchases from the Business by reason of the consummation of the transaction contemplated hereby or otherwise.

                  q. As of and after the Closing, Seller will cease using the name "Payne" and will sign any and all documents reasonably necessary to transfer the rights to the use of such name and derivatives thereof to Buyer.

                  r. All loans and/or debts between or among Seller, Jason Payne, William G. Leonard, Erik Anderson, Gary C. Thomas, and the Business will be paid off and/or otherwise satisfied as among them prior to the Closing Date, other than the obligations to Erik Anderson under the Employment Agreement described in paragraph 1(j) and obligations to Jason Payne under the agreement described in paragraph 7(b).

                  s. The Seller is not aware of any claim of infringement or invalidity relating to the Proprietary Products.

                  t. Seller, to its best knowledge, represents and warrants to Buyer that at the Closing Date it will own the Proprietary Products free and clear of all claims, lien and/or encumbrances, and that at Closing it will have the legal right to sell the Proprietary Products to Buyer as contemplated by this Agreement.

         9. Representations and Warranties of the Buyer. Buyer represents and warrants to Seller that:

                  a. Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota, and has the requisite power and authority to carry on its business and enter into this Agreement.

                  b. All authorizations, approvals and consents necessary for the execution and delivery by the Buyer of this Agreement and for the consummation by the Buyer of the transaction contemplated hereby, have been given, and the Buyer has full right, power and authority to execute, deliver and perform this Agreement

                  c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulations or court or administrative order, or result in a breach or violation of, or constitute a default (or event which with notice or lapse of time, or both, would constitute a default) under any agreement, instrument, decree, judgment or order to which the Buyer is a party or by which it may be bound.

         10.      Indemnification.

                  a. Seller shall indemnify and hold Buyer harmless against any loss, costs, expense, deficiency, liability or damage incurred by Buyer from:

                           (i) The failure to disclose a material fact or facts
                  or the material incorrectness of any representation made by Seller in this Agreement, the material breach of any warranty of Seller contained in this Agreement, or the nonfulfillment by Seller of any material agreement or covenant made by Seller in this Agreement;

                           (ii) Any material liabilities of Seller for which
                  Buyer becomes liable, whether accrued, absolute, contingent or otherwise, and whether due or to become due and not disclosed to Buyer by Seller, unless Seller had no knowledge of such liabilities;

                           (iii) Any material liabilities, debts or obligations
                  of Seller arising out of or having to do with the operation of Seller or the Business incurred or arising prior to the Closing Date, except as specifically assumed by Buyer herein, unless Seller had no knowledge of such liabilities; and

                           (iv) Any and all actions, suits, proceedings,
                  demands, judgments, costs and legal and other expenses incident to any of the matters referred to in this paragraph, or any claims with respect thereto.

                  b. Buyer agrees to indemnify and hold Seller harmless against any loss, cost, expense, deficiency, liability or damage incurred by Seller arising from:

                           (i) Debts, liabilities, claims or causes of action
                  concerning the Business incurred or arising after the Closing Date;

                           (ii) The incorrectness of any representation made by
                  Buyer in this Agreement, the breach of any warranty of Buyer contained in this Agreement, or the nonfulfillment by Buyer of any agreement or covenant made by it in this Agreement; and

                           (iii) Any and all actions, suits, proceedings,
                  demands, judgments, costs and legal and other expenses incident to any of the matters referred to in this paragraph, or any claims with respect thereto.

                  c.       With respect to matters involving third party claims:

                           (i) If any third party shall notify any party (the
                  "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against another party (the "Indemnifying Party") under this paragraph 10, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing, provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) that the Indemnifying Party thereby is prejudiced.

                           (ii) The Indemnifying Party will have the right to
                  defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within ten business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with this paragraph 10 with respect to the Third Party Claim, and (b) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting
                  the defense of the Third Party Claim in accordance with paragraph 10(c)(ii) above, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (iv) If the Indemnifying Party does not conduct the
                  defense of the Third Party Claim in accordance with paragraph 10(c)(ii) above, then (a) the Indemnified Party may assume the defense of the Third Party Claim with counsel which shall be reasonably satisfactory to the Indemnifying Party, (b) the Indemnified Party shall act reasonably and in accordance with its good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably, and (c) the Indemnifying Party shall be entitled to participate in such defense with its own counsel and at its own expense.

                  d. Buyer shall not have a right to indemnification hereunder or otherwise unless and until Buyer shall have incurred on a cumulative basis since the Closing Date aggregate claims otherwise entitled to indemnification under paragraph 10(a) in an amount exceeding $25,000, in which event the right to be so indemnified shall apply only to the extent that such losses exceed $25,000. The sum of all losses pursuant to which indemnification is payable by Seller under paragraph 10(a) shall not exceed $250,000. For purposes hereof, claims shall be determined by deducting therefrom the amount of benefits obtained under federal tax laws, amounts recovered under insurance policies net of deductibles and incidental expenses and premium increases resulting therefrom, and recovery by setoffs or counterclaims realized by Buyer which is measurable in dollars with reasonable certainty (net of all costs and expenses of recovering such amount) occurring in connection with such loss.

                  e. All of the representations, warranties, covenants and agreements contained in this Agreement and in any certificate, schedule, document or other writing delivered pursuant to this Agreement have been relied upon and shall survive the Closing, provided that any representation and warranty contained in paragraphs 8 and 9 hereof shall be fully effective and enforceable only for a period from the Closing Date through and until 270 days thereafter and shall thereafter be of no further force or effect, except as to claims for indemnification timely made pursuant to this paragraph 8 which shall survive until resolved or judicially determined.

         11. Performance by Seller Pending Closing. Seller shall give Buyer and, to the best of its ability, shall cause CPC to give Buyer, and Buyer's officers and agents, upon reasonable notice, full access during reasonable hours to the Business, the Assets and all of the books, records, contracts, commitments and agreements of the Business as any of such officers or agents shall reasonably request. Seller shall immediately advise Buyer if it becomes aware that CPC has failed to carry on the Business diligently and in the usual and ordinary course and in substantially the same manner as heretofore conducted, has materially failed to keep and maintain the Assets in good and safe condition consistent with past practices, or has sold, transferred, leased, licensed or otherwise encumbered Assets, except in the ordinary course of business and at regular prices. Any information obtained by Buyer will be treated as confidential and Buyer will take all necessary steps to ensure that the information gained by it is restricted to those of its employees that need to have the information in order to carry out the transactions contemplated by this Agreement. In the event that the transaction contemplated by this Agreement is not completed, Buyer will return to Seller any original documents acquired by it from Seller or from CPC, together with all copies thereof and notes and memoranda prepared therefrom.

         12. Other Conditions of Closing. Closing is contingent upon Seller's completion of the transactions contemplated by the Merger Agreement and receipt by Buyer and Seller of the executed documents and other items listed in paragraphs 14, 15, and 16 hereof.

         13. Covenants, Agreements and Acknowledgments Concerning
Representations of Seller. Seller and Buyer hereby covenant, agree and acknowledge with respect to the representations and warranties of Seller set forth herein as follows:

                  a. Notwithstanding anything contained in this Agreement to the contrary, if Buyer has knowledge prior to Closing that any of the representations and warranties of Seller set forth herein are untrue or incorrect in any material respect, Buyer may, at its option (i) invoke as unsatisfied the conditions to Closing and may terminate this Agreement, in which event none of the parties shall have any further rights or obligations hereunder, or (ii) Buyer may waive its right with respect to such breach and the failure to satisfy such condition and proceed with the transaction contemplated hereby, in which event Buyer shall have no claim (whether for indemnification or otherwise) against Seller.

                  b. To the extent disclosure made in any one schedule sets forth the information required to be disclosed on another schedule, such information shall be deemed to be reported on such other schedule.

                  c. The representations and warranties of Seller set forth in paragraph 8 hereof constitute all of the representations and warranties made by Seller. Buyer specifically acknowledges and agrees that it has not relied or proceeded upon any other representations or warranties by Seller and that Seller is not responsible for any representations or warranties made herein or otherwise by any other persons, including without limitation, any representations or warranties of Jason Payne, William Leonard or Gary Thomas or any projection as to the future profitability of the Business.

                  d. Whenever a statement herein is qualified by the phrase "to its best knowledge," "to its knowledge" or by other words to the same or similar effect, it is intended to signify that no information came to the attention of Bruce Levenson or Todd Foreman, the persons who represented Seller in connection with the transactions contemplated by this Agreement, which would give either of them actual knowledge or notice of the inaccuracy of such statement, it being understood that Seller has not undertaken any independent investigation or inquiry to determine the accuracy or inaccuracy of such statement, but has relied solely upon its actual knowledge. The parties acknowledge that Seller has entered into the Merger Agreement with the expectation that the Business would be sold to Buyer contemporaneously with the acquisition of the Business by Seller. Seller entered into a letter of intent with Buyer in respect of the sale of the Business by Seller to Buyer on the same date as Seller executed the Merger Agreement. Seller and Buyer expect that Closing of the sale of the Business will occur contemporaneously with the closing of the Merger Agreement.

         14. Documents to be Delivered by Seller and Certain Persons at Closing. At the Closing, Seller and certain other persons, identified below, shall execute, where necessary or appropriate, and deliver to Buyer each of the following:

                  a. A certificate signed by a duly authorized officer of Seller, dated as of the Closing Date, to the effect that (i) all of the representations and warranties made by Seller in this Agreement are to the best of Seller's knowledge true and correct at and as of the Closing Date, and (ii) confirming that Seller has approved this Agreement and authorized the execution and delivery of this Agreement and any other document or instrument executed in connection herewith;

                  c. A Bill of Sale (without warranty except as set forth herein) duly executed by Seller;

                  d. Evidence of satisfaction of any lien or encumbrance on any of the Assets not expressly being assumed by Buyer;

                  e. All consents, releases, assignments and permissions of any kind or nature which reasonably may be required to effectively sell, assign and transfer the Assets to the Buyer, consistent with the terms of this Agreement;

                  f. The Non-Compete Agreement, duly executed by Payne, Leonard, Thomas and Seller;

                  g. An Assignment of Lease with consent of landlord, duly executed by the Landlord;

                  h. Assignment of the rights and obligations of Seller under the Employment Agreement described in paragraph 7(a)(iii);

                  i. Release and Termination by Jason Payne of the "Deferred Payment" obligations described in Section 2.1(d) of the 1995 Asset Purchase Agreement; and

                  j. Terminations of the Employment Agreement dated October 9, 1995, between CPC and Jason Payne, the Employment Agreement dated March 7, 1996 between CPC and William G. Leonard, and the Employment Agreement dated March 7, 1996 between CPC and Gary C. Thomas, duly executed by the parties to such agreements.

         15. Documents to be Delivered by Buyer at Closing. At the Closing, Buyer shall execute and deliver each of the following:

                  a. A certified or bank cashier's check, or wire transfer, in the amount provided for in paragraph 3 of this Agreement;

                  b. A certified copy of resolutions adopted by Buyer's Board of Directors authorizing the execution and delivery of this Agreement and the other documents and instruments executed in connection herewith; and

                  c. Assumption of Liabilities Agreement.

                  d. Evidence of dismissal of District Court of Salt Lake County, State of Utah, Civil No. 950908188CN, provided that this condition may be unilaterally waived by Buyer, in its discretion; provided further that if waived by Buyer, Buyer agrees that it shall make the services of Leonard, Thomas, and Payne available to Seller at its request, without cost (subject to reasonable time and cost restraints) to bring such litigation to closure satisfactory to Seller by settlement, dismissal or otherwise.

         16. Documents to Be Delivered to Seller at Closing. At the Closing, Seller shall receive from each of William G. Leonard, Gary C. Thomas and Jason Payne a release and waiver in form and substance satisfactory to Seller releasing Seller from and waiving any right to assert claims and liabilities, including without limitation claims and liabilities under any employment, non-competition or other agreements between CPC and such persons and, with respect to Jason Payne, claims for payment under Section 2.1(d) of the 1995 Asset Purchase Agreement.

         17. Notices. All notices and other communications from any of the parties to the other shall be in writing and shall be considered to have been duly given or served as sent by reputable overnight carrier or verified facsimile to the other party at his or their address as provided below, or to such other address as such party may hereafter designate by written notice to the other party or parties:

            If to Seller:           United Communications Group
                                    11300 Rockville Pike
                                    Rockville, MD 20852
                                    Attn:  Bruce Levenson
                                    Telephone #:  301-816-8950
                                    Fax #:  (301) 816-8945

            If to Buyer:            XATA Corporation
                                    500 East Travelers Trail
                                    Burnsville, MN 55337
                                    Attn:  Dennis R. Johnson
                                    Telephone #:  (612) 894-3680
                                    Fax #:  (612) 894-2463

         18. Amendment. This Agreement may be altered or amended by a writing signed by all of the parties.

         19. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Minnesota.

         20. Parties in Interest. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties without the prior written consent of all the other parties.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         22. Severability. The invalidity or partial invalidity of any portions of this Agreement shall not invalidate the remainder hereof, and said remainder shall remain in full force and effect.

         23. Entire Agreement. This Agreement and its Exhibits constitute the entire agreement between the parties on the subject matter hereof and supersedes any prior agreement or understanding between the parties on the subject matter hereof.

         24. Captions. Captions at the beginning of the paragraphs of this Agreement are designated for convenience of reference only and are not to be resorted to for the purpose of interpreting any provisions of this Agreement.


BUYER:                      XATA CORP.

                            BY  /S/ DENNIS R. JOHNSON
                                --------------------------------------

                                ITS  PRESIDENT AND CEO
                                     ---------------------------------


SELLER:                     UCG ACQUISITION CORP.

                            BY  /S/ BRUCE LEVENSON
                                --------------------------------------
                                ITS PRESIDENT




                            ASSET PURCHASE AGREEMENT
                                    XATA/UCG

           Schedule                Description
           --------                -----------
           l(a)                    Equipment
           l(d)                    Contracts
           l(f)                    Receivables
           l(g)                    Proprietary Products
           l(i)                    Real Estate Leases
           2(a)                    Excluded Assets
           8(f)                    Consents required for assignment of contracts
           8(g)                    Liens and encumbrances
           8(j)                    Litigation



                                  Schedule l(a)
                                    EQUIPMENT

  9      LLBA-TSN6536GS Panel Nonpowered
  9      LLBA-TSN6948GS Panel Nonpowered
  9      LLBA-TSN6560GS Panel Nonpowered
  5      LLBA-TSF654BGS Panel Powered
  6      LLBA-TSP6560GS Panel Powered
  11     LBB-FL65G Panel End Trim 65"
  30     LBB-P65G Panel Connector 65"'
  2      LBB-WM65G Wall Mount
  9      LBCP- 1 4 Circuit Duplex Outletl
  9      LBCP-2 4 C@ Duplex Outlet 2
  9      LBCP-3 4-Circuit Duplex Outlet 3
  1      LBCP-PIL Power Input Left
  1      LBCP-PIR Power Input Right
  9      LLA-WTO2436C Worktop
  9      LLA-WTO4890 Worktop Corner
  16     LFA-CSBLG Support Bracket Left
  17     LFA-CSBRG Support Bracket Right
  9      LFC-FDSG Pencil Drawer
  9      LLG-FC3612GL Flipper Cabinet w/Fabric
  9      LFA-RX51 Keyboard Pad Sliding
  9      LFR-TL36LG Task Light
  6      SLER-2430L Special 30" Wide X 24" Deep Exec-HI Workspace
  3      SLER-2430R Special 30 X 24 Exec-HI Workspace/Right
  1      Conference Table
  5      Desks
  9      Workstations
  22     Chairs
  4      Shelving Units
  1      Microwave
  1      Small Refrigerator
  2      Coffee Posts
  1      D-Link Intelligent Hub
  1      D-Link Intelligent Hub
  1      Keyboard
  1      Keyboard
  1      Mouse (Logitech)
  1      Mouse
  1      Printer (Panasonic KX-P4410)
  1      Monitor 14"
  1      Monitor 14"
  1      CPU w/CD-ROM, 1.2 gig HD, 3.5" Floppy Drive, 16 meg RAM
  1      CPU w/Internal Modem, 1.2 gig HD, 3.5" Floppy, 16 meg RAM
  1      Monitor 14" (Super VGA 1024NI)
  1      Monitor 14" (Touch Model #AM4020)
  1      Keyboard
  1      Keyboard (Fujitsu)
  1      External Modem
  1      Laptop   (Elite Midwest Micro Model #TS304AS)
  1      Copier   (Sharp SF-7350)
  1      Fax (Rapicom 120 by Camadan #EI247)
  1      Telephone (Conair Model #PR6230WX)
  1      Postage Machine (Ascom Hasler F101)
  1      Typewriter (Smith Corona XLI700)
  1      Mouse (Dexa)
  1      Telephone (Comdial 12-lines)
  1      Keyboard (Key Tronic)
  1      Monitor 17" (CTX Model #176SCD)
  1      Roland CS-10 Stereo Micro Monitor
  1      486 DX 4-100 CPU w/850 meg HD, Internal Modem, 8 meg RAM
  1      Telephone (Comdial 12-Line)
  1      Monitor 17" (CTX-VGA)
  1      Mouse (Dexa)
  1      Keyboard (Key Tronic)
  1      486 DX2 66mghz CPU w/8meg RAK modem, 1 mg Video Card
  1      Monitor 21"
  1      Keyboard
  1      Mouse (Dexa)
  1      Telephone (Comdial 12 Line)
  1      Speakers (Lab TEC w/Pro Audio CD-ROM & 16 bit Sound Card
  1      486 DX 4-100 CPU w/1.44 Floppy, 850 HD 240 HD, Modem
  1      Printer (Epson Action Laser II)
  1      Telephone (Comdial 12-Line)
  1      Mouse (Logitech)
  1      Monitor 14" (Sunshine)
  1      Power Supply Board under Monitor
  1      File Cabinet
  1      486 CPU w/500 HD * RAM 3.5" Floppy
  1      Color Monitor 14" (Mltac)
  1      Keyboard (model #KKR-E99AC)
  1      Mouse
  1      486 CPU w/160 HD, 8 RAM, 5.25" Floppy, 3.5" Floppy
  1      Printer (Epson Stylus Color)
  1      Telephone (Comdial 12-Lines)
  1      Mouse (Logitech)
  1      Keyboard (Microsoft)
  1      Color Monitor 17" (CTX)
  1      486 CPU 8 Ram, 170 HD, 250 Tape Drive, 3.5" Floppy Drive
  1      Color Monitor 17" (CTX)
  1      Tape Drive (Colorado 700)
  1      Telephone (Comdial 12-Lines)
  1      Mouse (Logitech)
  1      486 DX4 CPU 100 mghz w/850 HD, Modem, 3.5" Floppy
  1      Telephone (Comdial 12-Lines)
  1      Mouse (Logitech)
  1      Color Monitor 14" (Packard Bell Model #0100625 7
  1      Keyboard #9306-017653
  1      486 CPU w/3.5" Floppy
  1      Telephone (Comdial 12-Line)
  1      Mouse (Mouse Systems)
  1      Keyboard (ProTouch)
  1      Color Monitor 14" #KIO3913
  1      486 CPU w/3.5" Floppy
  1      File Cabinet
  1      Telephone (Comdial 12 Lines)
  1      Color Monitor 14"
  1      Computer Power Controller
  1      Printer (Laser Panasonic KX-P4410)
  1      Keyboard (Pro Touch)
  1      Mouse (Logitech)
  1      486 CPU w/3.5" Floppy
  5      Additional Telephones
  1      Quantum Hard drive & Memory
  2      Dual Scan Notebook PC
  1      Desktop PC
  1      PC Hard drive
  2      17" Monitor
  1      PC Upgrade
  1      21" Monitor
  1      Laser Printer
  2      Pentium PC & Accessories
  1      Pentium PC w/UPS & Network
  1      100MB Intelligent Hub & 1 10/100 Bridge
  1      CPU w/P166 4 gig HDD, 4X (1) 32mb, 3.5"Floppy
  1      P75 Laptop, 1 GIG HD, 12MB w/Zip DTive
  1      17" CT Monitor
  1      HP Laserjet Printer
  2      DeskJet 320 Printers



                                 Schedule 1. (d)

                                    CONTRACTS

       1.   Rockwell International                                Contract
       2.   J.J. Keller & Associates                              Contract
       3.   Ruppman Marketing Technologies                        Contract
       4.   Navistar International Transportation Corporation     Purchase Order
       5.   Arbor Freight Services, Incorporated                  Contract
       6.   Zar-Tran, Incorporated                                Contract
       7.   Whitney & Associates                                  Lease
       8.   Innovative Technologies Group                         Contract
       9.   Western Digital                                       Contract
      10.   Montgomery Tank Lines                                 Proposal
      11.   Bandag Tire                                           Proposal


                                                  Schedule 1. (f)

Schedule 1 (f)

Payne & Associates
Accounts Receivable Aged Open Items Report
Aging Date: 07/31/96
Summary Report

                                               Outstanding     Current    31-60      61-90      Over 90
Cust   Customer Name         Telephone           Balance        Amount    Amount     Amount     Amount
PA00   AIRLAND TRANSPORT     309 263-2889         4,000.00               2,000.00   2,000.00
52     CO.
       Contact: Corkey Gray  Credit
                             Limit:          Avg. Remit  0

PA00   AIRLAND TRANSPORT     309 263-2889         4,000.00               2,000.00   2,000.00
52     CO.
       Contact: Corkey Gray  Credit
                             Limit:          Avg. Remit  0

PA00   ARBOR FREIGHT         715 835-1392        22,000.00               6,200.00  15,800.00
51     SERVICE, INC
       Contact: Rick Jonas   Credit
                             Limit:          Avg. Remit  0

PA00   ARROW TRUCKING, INC   918 445-5708         3,400.00    3,400.00
32
       Contact: Don Battle   Credit
                             Limit:          Avg. Remit  0

PA00   FLEET CARRIERS, INC                        4,750.00               4,750.00
53
       Contact:              Credit
                             Limit:          Avg. Remit  0

PA00   FLEET                                     17,775.00                          2,225.00  15,550.00
43     COMMUNICATIONS, INC
       Contact: Brad         Credit
       Bartlett              Limit:          Avg. Remit  0

PA00   FREYMILLER            800 366-8840         1,650.00       33.00                         1,617.00
45     TRUCKING, INC
       Contact: Erik Smith   Credit
                             Limit:          Avg. Remit  0

PA00   GORDON TRUCKING,      206 863-7777           200.00      200.00
37     INC
       Contact: Dan Reed     Credit
                             Limit:          Avg. Remit  0

PA00   K.J. TRANSPORTATION,  716 924-9951            90.45       90.45  Paid
03     INC                                                              8-2-96
       Contact: Kenneth      Credit
       Johnson               Limit:          Avg. Remit  0

PA00   LIQUID                502 964-3351           142.75                                       142.75
04     TRANSPORTERS, INC
       Contact:              Credit
                             Limit:          Avg. Remit  0

PA00   MONTGOMERY TANK       813 754-4725       181,116.25   42,587.85  56,900.00  57,975.00  23,653.40
12     LINES
       Contact: Siamak       Credit
       Azmoudeh              Limit:          Avg. Remit  0

PA00   NAVISTAR              219 461-1024        46,691.80               5,336.50   7,426.50  33,928.80   Paid
31                                                                                                      $42,864.00
                                                                                                        8-15-96
       Contact: Sandy        Credit
       Hornsby               Limit:          Avg. Remit  0


PA00   PRIORITY FREIGHT      330 220-6555           650.00                                          650
48
       Contact: Ty Pruitt    Credit
                             Limit:          Avg. Remit  0

PA00   ROCKWELL                                  11,092.52             -14,875.00   4,000.00  21,967.52
08     INTERNATIONAL
       Contact: Voin Long    Credit
                             Limit:          Avg. Remit  0

PA00   RUPPMAN MARKETING     309 685-5901        61,148.32    1,460.83   8,230.83  -16,876.67 68,333.33
42     TECH
       Contact: Darrell      Credit
       Kuhne                 Limit:          Avg. Remit  0

PA00   SAIA MOTOR FREIGHT    800 315-7242         2,250.00    2,250.00
57     LINE
       Contact: Brian        Credit
       Balius                Limit:          Avg. Remit  0

PA00   TACE                  416 234-2023         5,000.00    5,000.00
58     TRANSPORTATION CO.
       Contact: Guy          Credit
       Griffith              Limit:          Avg. Remit  0

PA00   VOLVO EM HEAVY        910 393-2167         4,782.50    1,912.50    -380.00              3,230.00 Paid
10     TRUCK                                                                                            $850.00
                                                                                                        8-23-96
       Contact: Mary Jane
       Fanning

PA00   WESTERN DIGITAL                            2,000.00               2,000.00  Paid $2,285.00
56     CORP                                                                        8-14-96
       Contact: Greg Ewing

PA00   ZAR-TRAN                                   3,000.00               3,000.00
53
       Contact: Rusty
       Raybun

       FINAL TOTAL                              371,719.59   56,934.63  73,162.33  72,549.83  169,072.80

       August Payments                          -46,089.45

       T&E Due UCG                               -4,432.80

       Total Due XATA                           321,197.34



                                 Schedule 1. (g)
                              PROPRIETARY PRODUCTS


              1.  Dispatch 2000                        Windows
              2.  Dealer Locator                       Windows
              3.  Internet Dealer Locator              Windows
              4.  Dealer Locator                       AS/400
              5.  Breakdown Call Report                Windows
              6.  Breakdown Call Report                AS/400
              7.  Satmap 2000                          Windows
              8.  Satcom 2000                          Windows
              9.  Satmap Ltd.                          Windows
              10. Internet Load Tracker                Windows


          These are Master Copies. Customer copies are made as needed.



                                          LIST OF INVENTORY
                                             (continued)

                                PAYNE & ASSOCIATES DATA GROUP LISTING



GROUP #1                                  GROUP #4
ENGINE REPAIR FACILITIES                  TRAILER REPAIR & REFRIGERATION
Caterpillar Engine Company Dealerships    General Trailer Repair Facilities
Cummins Engine Company Dealerships        Tank Cleaning Facilities
Detroit Diesel Company Dealerships        Tank Trailer Repair Facilities
Freightliner Service Centers              Special Trailer Services
Kenworth Service Centers                  Fruehauf Service Centers
Volvo/White GMC Service Centers           TIP Trailer Rental Facilities
International Service Centers             Strick Trailer Rental Facilities
GMC Service Centers                       Qualawash Facilities
Mack Service Centers                      Thermo King Repair Facilities
Detroit Series 60 Repair Facilities       Carrier Repair Facilities
Ford Heavy Truck Dealerships
Independent Engine Repair Facilities

GROUP #2                                  GROUP #5
THE REPAIR FACILITIES                     TRUCK STOPS
Goodyear Commercial Tire Centers          Unocol 76 National Auto Truck Stops
Bridgestone Commercial Tire Centers       Texaco Truckstops & Fuel Stops
Michelin Commercial Tire Centers          Truckstops of America
Independent Engine Repair Locations       Major Fuel Locations
Yokahama Tire Repair Locations
Bandag Tire Repair Locations
Dunlop Commercial Tire Centers



GROUP #3                                  GROUP #6
TOWING FACILITIES                         SPECIAL SERVICES
Towing Mechanic Facilities                DOT Department Drug Testing Facilities
24 Hour Towing Facilities                 Qualcomm Repair Facilities
Trailer Towing Facilities                 Safelite Glass Locations
General Towing Facilities                 Weigh-tronix Scales Locations
Independent Engine Repair Locations       Cat Scales Locations
                                          Authorized Through-Way Facilities
                                          Insurance Adjusters



                                 Exhibit 1. (i)
                               REAL ESTATE LEASES

1. Lease Agreement between Whitney & Associates and Enermet Industries, Inc. as Lessor and Payne & Associates as Lessee, dated September 1, 1995.

2. Consent to Letter between Enermet Industries, Inc. and Computer Petroleum Corporation, dated October 11, 1995.

3. Sublease Agreement between Payne & Associates, as Lessor, and Innovative Technologies Group as Lessee dated August 25, 1995.


                             =======================================================
               TELEPHONE                     WHITNEY & ASSOCIATES                     TELEFAX
             309-673-2131                         INCORPORATED                      309-673-3050
        TESTS * INVESTIGATIONS                                                GEOTECHNICAL ENGINEERING
    ANALYSIS * DESIGN * EVALUATIONS    [LOGO] 2406 West Nebraska Avenue     CONSTRUCTION QUALITY CONTROL
 CONSULTATION * REPORTS * INSPECTIONS                                          SUBSURFACE EXPLORATIONS
ARBITRATION * EXPERT WITNESS TESTIMONY                                       ENVIRONMENTAL INVESTIGATIONS
     * * * * * * * * * * * * * * *        PEORIA, ILLINOIS 61604-3193         * * * * * * * * * * * * * *
   SOILS * PORTLAND CEMENT CONCRETE                                            MONITORING WELL INSTALLATIONS
     BITUMINOUS CONCRETE * STEEL                                             BUILT-UP ROOF INVESTIGATIONS
   ASPHALT * AGGREGATES * EMULSIONS                                              WELDER CERTIFICATIONS
      POZOLANIC MATERIAL * LIME                                                INSURANCE INVESTIGATIONS

                             =======================================================


                                 LEASE AGREEMENT

         THIS INDENTURE, made this lst day of September, 1995, between WHITNEY & ASSOCIATES And ENERMET INDUSTRIES, INC., 2406 West Nebraska Avenue, Peoria, Illinois 61604, hereinafter referred to as LESSOR, and PAYNE & ASSOCIATES And JASON E. PAYNE, individually, of Peoria, Illinois, with its principal office at Peoria, Illinois, hereinafter referred to as LESSEE:

                                   WITNESSETH

         For the considerations hereinafter set forth, the LESSOR has granted and leased, and by these presents does hereby grant and lease unto the said LESSEE, its subsidiaries, affiliates, successors, and assigns office space in the premises described as follows: North 2850+ square feet of a single-story block and brick building in addition to 300+ square feet in the basement area of the same single-story building whose address is designated as 2404 West Nebraska Avenue, Peoria, Illinois, 61604, with all the rights, privileges and appurtenances appertaining and belonging thereto, for the general purpose of conducting normal and conventional office business operations and practices therein.

         TO HAVE AND TO HOLD, the above described premises for and during the term of five (5) years, commencing September 1, 1995, and ending August 31, 2000, with two additional option renewal periods of five (5) years on the terms and conditions outlined in Exhibit "A" provided the said LESSEE gives the said LESSOR sixty (60) days notice in writing in advance of the expiration of the respective term hereof of its intention to so renew; and,

         The said LESSEE hereby covenants and agrees to pay the said LESSOR, or assigns, the sum of $3100.00/month rent, payable as follows: $3100.00 due and payable on or before the date hereof, and $3100.00/month on or before the first day of each month thereafter, during the continuance of this LEASE; and, The said LESSEE agrees that it will not sublet or allow any other person, firm or corporation to occupy the demised premises without first obtaining the written consent of the said LESSOR; and,

         The said LESSEE also covenants and agrees that at the expiration of this LEASE, it will surrender peaceable possession of demised premises in as good condition as they were at the commencement of this LEASE, loss by fire from any cause or other casualty and ordinary wear and tear excepted; and,

         Upon the non-payment of the whole or any portion of said rent at the time same becomes due and payable, as aforesaid, the LESSOR may at their election either distrain for said rent due or declare this LEASE at an end and recover possession of the demised premises as if the same were held by forcible detainer, and the said LESSEE does hereby waive notice of such election, or of any demand for the possession of said premises; and,

         It is further understood and agreed by and between the parties hereto that the LESSOR will furnish heating, air conditioning, lighting, water and other utilities and/or facilities for the demised premises at the expense of the LESSEE; with the exception of water and sewer services; and,

         It is further understood and agreed by and between the parties hereto that if during the term of this LEASE, or any renewal thereof, the building or the demised premises are so injured or damaged by fire, or otherwise, that the same are rendered wholly unfit for occupancy and cannot be repaired within ninety (90) days of the happening of such injury or damage, then this LEASE shall cease and determine from the date of such injury or damage; and, in such case, the LESSEE shall pay the rent apportioned to the time of injury or damage and shall surrender the demised premises to the LESSOR who may thereupon enter upon and repossess the same, but, if the injury or damage is such that the demised premises can be repaired within ninety (90) days thereafter, the LESSOR may enter upon and repair the same with reasonable promptness, and this LEASE shall not be affected except that the rent shall be suspended while such repairs are being made; but, in case the injury or damage shall not render the demised premises unfit for occupancy, this LEASE shall not be affected, and the LESSOR may enter upon the same and shall repair the demises premises with reasonable promptness; and,

         It is expressly understood and agreed, by and between the parties hereto, that in case the said premises are destroyed or damaged by fire, so as to render the same untenable, during the term of this LEASE, no rent shall accrue from the date of such destruction until the same are again ready for occupancy.

         It is further expressly understood and agreed, by and between the parties hereto, that if the rent above reserved, or any part thereof, shall be behind or unpaid on the day of payment whereon the same ought to be paid as aforesaid, or if default shall be made in any of the covenants and agreements wherein contained, to be kept by the said LESSEE, his attorney, agent, executors, administrators, or successors and assigns, it shall and may be lawful for the said LESSOR, his heirs, executors, administrators, agent, attorney or assigns, at his election, to declare said term ended, and into the said premises, or any part thereof, in the name of the whole to re-enter; and the said LESSEE, or any other person or persons occupying in or upon the same, to expel, remove and put out using such force as may be necessary in so doing; and the said premises again repossess and enjoy; as in the first and former estate, and in such case, or in case of termination of this LEASE in any way, the said LESSEE, his attorney, agent, executors, administrators or successors and assigns, do hereby covenant and agree to surrender and deliver up said above described premises and property, peaceably, to said LESSOR, his heirs, executors, administrators, agent, attorney and/or assigns, immediately upon the termination of said term as aforesaid; and if they shall remain in possession of the same after such default, or after the termination of this LEASE, in any of the ways above name LESSEE shall be deemed guilty of a forcible detainer of said premises under the statute, and shall be subject to all the conditions and provisions above name, and to eviction and removal as above stated.

         And the said LESSEE hereby waives his right to any notice from the said LESSOR of his election to declare this LEASE at an end, under any of its provisions, or any demand for the payment of rent or the possession of the premises leased herein; but the simple fact of the non-payment of the rent reserved, or default in any of the covenants and agreements herein contained, shall constitute a forcible detainer, as aforesaid.

         And it is further covenanted and agreed, by and between the parties, that the LESSEE shall pay and discharge all costs and collection and attorney's fees and expenses that shall arise from enforcing the covenants of this indenture by the LESSOR.

         It is further understood and agreed by and between the parties hereto that if the LESSEE installs furniture, fixtures or other equipment with the written consent of the said LESSOR, the said furniture, fixtures or other equipment may be detached and removed by the LESSEE at the expiration of this LEASE by the lapse of time, or otherwise, provided the rent or other charges upon the LESSEE are fully paid;

         The following additional terms and special conditions and features of this LEASE AGREEMENT are considered a part of the LESSOR'S obligations.

         1.       Repairs and maintenance to HVAC system.

         2.       Repairs and maintenance to roof system and building exterior.

         3. Construction and maintenance of landscape areas to be completed by December 1, 1995.

         4. Construction and maintenance of parking lot area (to be completed by December 1, 1995.)

         5.       Snow removal.

         6.       Lawn and planting care.

         7.       Real estate taxes.

         8.       Building insurance (Contents to be provided by LESSEE).


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, in duplicate, on the day, month and year first above wriften.


                                  PAYNE & ASSOCIATES


                             (By) /s/ Jason E. Payne LESSEE
                                  ------------------------------------
                                  JASON E. PAYNE, PRESIDENT




                             (By) /s/ Jason E. Payne
                                  ------------------------------------
                                  JASON E. PAYNE, INDIVIDUALLY


ATTESTED BY:
/s/ Susan D. Coers
- ----------------------------

                                  WHITNEY & ASSOCIATES

                             (By) /s/ Richard R. Whitney LESSOR
                                  ------------------------------------
                                  RICHARD R. WHITNEY, AGENT FOR
                                  WHITNEY & ASSOCI ATES AND
                                  ENERMET INDUSTRIES


ATTESTED BY:

/s/ Ruth M. Arnold
- ---------------------------




                             =======================================================
               TELEPHONE                     WHITNEY & ASSOCIATES                     TELEFAX
             309-673-2131                         INCORPORATED                      309-673-3050
        TESTS * INVESTIGATIONS                                                GEOTECHNICAL ENGINEERING
    ANALYSIS * DESIGN * EVALUATIONS    [LOGO] 2406 West Nebraska Avenue     CONSTRUCTION QUALITY CONTROL
 CONSULTATION * REPORTS * INSPECTIONS                                          SUBSURFACE EXPLORATIONS
ARBITRATION * EXPERT WITNESS TESTIMONY                                       ENVIRONMENTAL INVESTIGATIONS
     * * * * * * * * * * * * * * *        PEORIA, ILLINOIS 61604-3193         * * * * * * * * * * * * * *
   SOILS * PORTLAND CEMENT CONCRETE                                            MONITORING WELL INSTALLATIONS
     BITUMINOUS CONCRETE * STEEL                                             BUILT-UP ROOF INVESTIGATIONS
   ASPHALT * AGGREGATES * EMULSIONS                                              WELDER CERTIFICATIONS
      POZOLANIC MATERIAL * LIME                                                INSURANCE INVESTIGATIONS

                             =======================================================


                               PAYNE & ASSOCIATES
                        CORPORATE OFFICE BUILDING COMPLEX
                            2404 WEST NEBRASKA AVENUE
                             PEORIA, ILLINOIS 61604

            BASE LEASE MONETARY CONSIDERATIONS
               RENTAL SPACE (3150 TOTAL SQ.  FT.)
                    OFFICE AREA (2850 SQ.  FT.)
                    STORAGE AREA (300 SQ.  FT.)
               REAL ESTATE TAXES
               ELECTRICITY - BY LESSEE
               HEATING/AIR CONDITIONING - BY LESSEE
               WATER - FURNISHED
               SEWER - FURNISHED
               COMMON AREA MAINTENANCE
                    SNOW REMOVAL
                    SHRUBS AND LAWN CARE
                    BUILDING AND PARKING LOT MAINTENANCE
               GARBAGE DISPOSAL

            FURNISHED BUILD-OUT SCHEDULE
               STRUCTURAL WALLS AND DOORS
               WALL COVERINGS
               FLOOR COVERINGS
               CEILINGS
               HVAC
               PLUMBING
               WIRING
               TELEPHONES - BY LESSEE
               CABLE TV - BY LESSEE
               COMPUTER CIRCUITS - BY LESSEE
               REST ROOMS
               OFFICES
               KITCHENETTE AREA
               SECURE STORAGE ROOM

            TOTAL MONTHLY RENT - $3100.00/MONTH
                            (FIVE YEAR FIXED RATE)
               OPTION NO. 1 - 5 YEARS @ $3600.00/MONTH
               OPTION NO. 2 - 5 YEARS @ $4200-OO/MONTH




                               ENERMET INDUSTRIES
                                  INCORPORATED
TELEPHONE             LOGO
309 673-2131                2406 West Nebraska Avenue

                             PEORIA, ILLINOIS 61604



                                                 October 11, 1995


Computer Petroleum Corporation
World Trade Center
Suite 510
30 East Seventh Street
St. Paul, Minnesota 55101-4901

                                                     Re: REAL ESTATE LEASE
                                                         CONSIGNMENT AGREEMENT

TO WHOM IT MAY CONCERN:

         This letter is written to respectfully inform all interested parties affiliated with the Real Estate Lease Agreement between Payne & Associates and Jason Payne, individual, that Richard R. Whitney as agent for Enermet Industries, Inc. and President of Whitney & Associates, Incorporated, is willing to consent to assign all of the terms, conditions and obligations of this Real Estate Lease Agreement to Computer Petroleum Corporation whose corporate offices are located at the above address, namely, St. Paul, Minnesota.

         Should there be any questions whatsoever with regard to this Real Estate Lease Consignment Agreement, or if, any additional information is desired, please do not hesitate to contact me personally at your convenience

                                       Respectfully submitted,

                                       ENERMET INDUSTRIES, INC.

                                       (By) /s/ Richard R. Whitney
                                            ----------------------------------
                                            Richard R. Whitney, Agent


                                        WHITNEY & ASSOCIATES

                                        (By) /s/ Richard R. Whitney
                                             ---------------------------------
                                             Richard R. Whitney, P.E.




                               SUBLEASE AGREEMENT

LESSOR:
Payne & Associates
2404 West Nebraska Avenue
Peoria, Illinois 61614

LESSEE:
Innovative Technologies Group (ITEK)
2404 West Nebraska Avenue
Peoria, Illinois 61604


Innovative Technologies Group, hereinafter referred to as ITEK will sublease space at 2404 West Nebraska Avenue, Peoria, Illinois 61604 from Payne & Associates, hereinafter referred to as PAYNE.

ITEK will sublease 295 square feet on the main floor of the premise, and 300 square feet in the lower facilities. The total square footage is 595 square feet. The rate for the main floor square footage is $10.00 per square foot. The rate for the lower facilities square footage is $5.00 per square foot. The main floor will cost ITEK $245.83/month. The lower facility will cost ITEK $125.00/month. The total rent for ITEK will cost $370.93. This does not include the cost of utilities or miscellaneous expenses incurred by PAYNE.

The space as mentioned will include those offices as designated in the attached floor plan (Exhibit A.) The space as listed above has included an incurred cost for the following items:

15% of the space designated as a break area. (Item 1A on the floor plan)

15% of the space designated as men's and women's restrooms. (Item 1B on the floor plan)

50% of the space designated as the receptionist area. (Item 1C on the floor plan)

75% of the space designated as the lower facilities (not shown)

Access to the conference room (pre-arranged) (Item 1D on the floor plan)

Use of Office I (Item 1E on the floor plan)

Use of Office 2 (Item 1F on the floor plan)

ITEK will run 4 telephone lines into PAYNE'S existing digital telephone system at ITEKS cost. ITEK will also pay its own utilities and telephone expenses as such bills will indicate.

This lease is valid for a period of five (5) years from the date of issuance, with the understanding that PAYNE is the lessor and ITEK is the lessee.

By signing below, both parties agree to the terms and conditions as listed herein, understanding that amendments can be made if approved by both parties in writing.


For PAYNE & ASSOCIATES                  For Innovative Technologies Group


/s/ Jason E. Payne                      /s/ Dave Lawrence
- ----------------------------------      ----------------------------------
By:  Jason E. Payne                     By:   Dave Lawrence
Its:  President                         Its:  President

Date                                    Date
8/25/95                                 8/25/95



Witnessed By:                           Witnessed By:

/s/ Erik J. Anderson                    /s/ Charles D. Payne
- ----------------------------------      ----------------------------------




                                 Schedule 1 (i)

                 Lease for 2404 West Nebraska Avenue, Peoria, Il

                            Description of Floor Plan


The Floor Plan layout shows an L-shaped area that measures approximately 91.5 feet on the long axis and approximately 56 feet on the base. The office has a total of 3,150 square feet made up as follows:

         A front entrance/exit door
         A rear entrance/exit door
         A lobby area
         Six (6) private offices located around the outside perimeter walls Nine (9) semi private offices located in the center of the space Two (2) closet areas
         A copier/mail/fax room
         A reference library
         One (1) large conference room
         A lady's restroom
         A men's restroom
         A break/lunch area w/sink & refrigerator
         A utility room
         A storage area




                                 Schedule 2. (a)

                                 EXCLUDED ASSETS


                                      NONE




                                 Schedule 8. (f)

                     CONTRACTS THAT REQUIRE WRITTEN CONSENT
                                 FOR ASSIGNMENT


1.      Consent from Rockwell International

2.      Consent from Whitney & Associates




                                 SCHEDULE 8. (g)
                      EQUIPMENT AND/OR REAL PROPERTY LEASES


                                      NONE




                                  SCHDULE 8 (j)
                                   LITIGATION


         On or about December 8, 1995 Western Dairyman Cooperative, Inc. filed an action in the District Court of Salt Lake County, State of Utah (Civil No. 950908188CN) against Jason E. Payne d/b/a Payne & Associates, Payne & Associates and Computer Petroleum Corporation alleging reach of a contract to deliver goods and damages in the amount of $26,000 plus costs, attorneys fees, interest, and incidental and consequential damages. The Plaintiff has extended the time for CPC to file an Answer to the Complaint pending resolution of the dispute with Jason Payne and Payne & Associates. CPC has been advised by Plaintiff's attorney that the contract is now substantially performed and that upon satisfactory completion of the contract CPC will be dismissed out of the case.